Exhibit 10.28

BJ’S RESTAURANTS, INC.
EQUITY INCENTIVE PLAN PERFORMANCE STOCK UNIT AGREEMENT

This Performance Stock Unit Agreement (this “Agreement”), is made and entered into on the execution date of the Performance Stock Unit Certificate to which it is attached (the “Certificate”), by and between BJ’s Restaurants, Inc., a California corporation (the “Company”), and the Employee (“Grantee”) named in the Certificate.

Pursuant to the BJ’s Restaurants, Inc. Equity Incentive Plan, as amended or restated from time to time (the “Plan”), the administrator of the Plan (the “Administrator”) has authorized the grant to Grantee of performance  stock units (“Performance Stock Units” or “Award”), upon the terms and subject to the conditions set forth in this Agreement and in the Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. BASIS FOR AWARD. This Award is made in accordance with Section 13 of the Plan. The Grantee hereby receives as of the date hereof an Award of Performance Stock Units pursuant to the terms of this Agreement and the Certificate (the “Grant”).

2. UNITS AWARDED.

(a) The Company hereby awards to the Grantee, Performance Stock Units for the Hypothetical Number of Shares set forth in the Certificate. Performance Stock Units are hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of the Company’s Common Stock. Each restricted stock unit represents a right to receive one share of Common Stock from the Company upon vesting as set forth in the Certificate.  Until the Performance Stock Units have vested and the underlying shares of Common Stock are reflected as issued and outstanding on the Company’s stock ledger, Grantee shall have none of the rights of a shareholder with respect to the shares of Common Stock underlying the Award.

(b) The Company shall in accordance with the Plan establish and maintain a Performance Stock Unit Account for the Grantee, and such account shall be credited for the number of Performance Stock Units granted to the Grantee. The Performance Stock Unit Account shall be credited for any securities or other property (including regular cash dividends) distributed by the Company in respect of its Common Stock. Any such property shall be subject to the same vesting schedule as the Performance Stock Units to which they relate.

(c) Until the Performance Stock Units awarded to the Grantee shall have vested and become payable as specified in the Certificate, the Performance Stock Units and any related securities, cash dividends or other property nominally credited to a Performance Stock Unit Account may not be sold, transferred, or otherwise disposed of and may not be pledged or otherwise hypothecated.

3. VESTING. Subject to and contingent upon the achievement of the applicable Performance Goals established by the Committee with respect to the Award, and subject to Grantee’s Active Status on the applicable vesting date, the Performance Stock Units shall vest in accordance with the vesting schedule set forth in the Certificate. Within a reasonable period of time following the end of the Performance Period, the Committee shall determine, in accordance with the Performance Goals and related criteria and methodology established by the Committee for the Performance Period, the extent to which the Performance Goals have been achieved and the actual number of Performance Stock Units becoming vested based on performance during the Performance Period (“Performance Certification”). Except as may be specifically provided in the Plan or in the Certificate, if the Grantee ceases Active Status for any reason, the unvested Performance Stock Units shall be forfeited and cancelled immediately. Active Status for only a portion of the applicable vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as described under the Plan.

4. CONVERSION OF UNITS AND ISSUANCE OF SHARES. Subject to the achievement of the applicable Performance Goals, upon each vesting date, one (1) share of Common Stock shall become issuable for each Performance Stock Unit that vests on such date.  As soon as practicable after the applicable vesting date, upon satisfaction of any tax withholding obligations, the Company will transfer to Grantee the number of shares of Common Stock with respect to which the restrictions have lapsed.  Notwithstanding anything to the contrary contained herein, the vesting date for Performance Stock Units shall be no earlier than the date of the Performance Certification. The Administrator shall cause a stock certificate to be delivered to the Grantee with respect to such shares free of all restrictions hereunder, except for applicable federal securities laws restrictions.

5. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance of Shares upon vesting of the Performance Stock Units shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws, other applicable laws and regulations of any stock exchange or interdealer quotation system on which the Common Stock may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance.

6. TAX WITHHOLDING. The Grantee agrees that no later than the date as of which the Performance Stock Units vest, the Grantee shall pay to the Company (in cash or to the extent permitted by the Administrator, Shares held by the Grantee whose Fair Market Value on the day preceding the date the Performance Stock Units vests is equal to the amount of the Grantee’s tax withholding liability) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Performance Stock Units for which the restrictions shall lapse (except that withholding of applicable income taxes will be deferred until delivery of such the shares of Common Stock underlying such Performance Stock Units if Grantee elected to receive such shares at a time subsequent to vesting in accordance with the terms of the Certificate). Alternatively, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee (including payments due when the Performance Stock Units vest) any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Performance Stock Units.

7. SECTION 409A LIMITATION. It is the parties intention that this arrangement comply with Internal Revenue Code Section 409A. In the event the Administrator determines at any time that this Performance Stock Unit constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, notwithstanding any provision of the Plan or this Agreement to the contrary, the Award shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code. Therefore, unless the parties explicitly agree that this provision is inapplicable, notwithstanding anything to the contrary in this or any other agreement:

(a) A deferral election or second election or change in the time or form of benefit payments that would violate Section 409A shall have no legal effect, and the Grantee shall have the right to receive the amount (and will be taxable on it) as if it had been paid when it would have been paid absent the illegal election. The Grantee promises to repay, with interest at the applicable federal rate, any amount paid prior to the specified Payment Date in violation of Section 409A.

(b) If the Company mistakenly defers more than the Grantee elected, the excess amount deferred shall be a non-elective Company deferral payable at the time and in the manner as the elected deferral. The Grantee hereby authorizes withholding the mistaken amount from his or her Award.

(c) If the Company mistakenly defers less than the Grantee elected, the deficiency shall be credited to the employee as soon as discovered. The Grantee’s Award thereafter shall be reduced (without adverse consequences to the employer) in a reasonable way specified by the Company to offset the cost of correcting the deficiency.

(d) In lieu of the foregoing, the employer unilaterally may take any other steps that will prevent any of the errors described above from violating Section 409A.

(e) Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if the terms of this Award do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Plan.

8. NONTRANSFERABILITY. Neither the Award, nor any interest therein or amount of shares payable in respect thereof, may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily prior to vesting except as may be specifically permitted pursuant to Section 7(e) of the Plan.

9. NO RIGHT TO CONTINUED SERVICE. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Affiliates to terminate the Grantee’s Active Status at any time, in the absence of a specific written agreement to the contrary.

10. REPRESENTATIONS AND WARRANTIES OF GRANTEE. The Grantee represents and warrants to the Company that:

(a) Agrees to Terms of the Plan. The Grantee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon the vesting of Performance Stock Units or thereafter if the Award is paid and the Grantee later disposes of the Shares, and that the Grantee should consult a tax advisor prior to such time.

(b) Cooperation. The Grantee agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of a change in capitalization of the Company as a result of events of the type described in Section 5 of the Plan, the Administrator may make appropriate adjustments to the number and class of shares relating to the Performance Stock Units as it deems appropriate, in its sole discretion, to preserve the value of this Award. The Administrator’s adjustment shall be made in accordance with the provisions of Section 5 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

12. GOVERNING LAW; MODIFICATION. This Agreement shall be governed by the laws of the State of California without regard to the conflict of law principles. The Agreement may not be modified except in writing signed by both parties.

13. DEFINED TERMS. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms used but not defined herein have the definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Grantee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

14.SUCCESSORS AND ASSIGNS.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

15.INTERPRETATION.  Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the Administrator for review.  The resolution of such a dispute by the Administrator shall be final and binding on the Company and Grantee.

16. MISCELLANEOUS. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

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